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IDENTIV, INC.

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Presentation to INVE Stockholders August 2026 Investor Presentation first used on August 20, 2026

Safe Harbor Note Regarding Forward-Looking Information This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management of Identiv and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” and similar references to the future. Any statement that is not a historical fact, including statements regarding Identiv’s and Trackonomy’s strategy, opportunities, focus and goals; the expected benefits of the transaction; the terms and conditions related to the transaction, including required stockholder approval; the expected timing and completion of the transaction; the final amount of Identiv’s expected cash contribution and the anticipated uses thereof; the potential upside from Identiv’s ownership of Trackonomy’s preferred stock, if any; the anticipated strategic partnership between Identiv and Trackonomy, including the parties’ ability to enter into a definitive agreement with respect thereto, the terms thereof, and the expected benefits; Identiv’s beliefs regarding its post-closing go-forward business model, acquisition strategy and ability to identify, complete and integrate acquisitions, on a timely basis or at all; Identiv’s anticipated allocation of capital; the benefits of Trackonomy’s business model and its competitive advantages; and the timing, amount and execution of any stock repurchases, dividends or distributions is a forward-looking statement. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the execution of a definitive strategic partnership agreement and the terms thereof; Identiv’s ability to achieve the intended benefits of the definitive strategic partnership agreement once executed; risks related to the value that may be realized from Identiv’s equity interest in Trackonomy, if any; Trackonomy’s ability to integrate the acquired assets and realize anticipated synergies, cost efficiencies and other expected benefits; Identiv’s ability to identify, complete and integrate acquisition opportunities, including delays, or at all; the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required stockholder approval is not obtained; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; litigation relating to the transaction and the effects of any outcome related thereto; the ability of each party to consummate the transaction on a timely basis, or at all; the failure of the transaction to close for any reason, or in the timeframe currently anticipated; risks that the transaction disrupts current business, plans and operations of the parties or their business prospects; competitive responses to the transaction; changes in Trackonomy’s business or its ability to achieve expected benefits of the transaction; costs, fees or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; Identiv’s ability to continue the momentum in its business until closing; changes to the amount of cash transferred by Identiv pursuant to the transaction agreement; the parties’ ability to negotiate and enter into a definitive agreement contemplated by the strategic partnership framework agreement and the terms thereof; the ability of the expected strategic partnership, related software opportunities or future value-creating opportunities to achieve anticipated benefits; Identiv’s ability to execute its post-closing go-forward business strategy and the success thereof; changes in Identiv’s allocation of capital; risks related to the growth of the markets Identiv intends to enter; Identiv’s ability to remain listed on Nasdaq; changes in the timing, amount and execution of any stock repurchases, dividends or distributions; diversion of management’s attention from Identiv’s business; the ability of Identiv to hire management with relevant expertise and retain key personnel; Identiv’s ability to satisfy customer demand and expectations; the loss of customers, suppliers or partners; and the other factors discussed in Identiv’s periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2025, as amended, Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and subsequent reports filed with the SEC. All forward-looking statements are based on information available to Identiv as of the date hereof and Identiv undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Trademarks This presentation contains trademarks, service marks, trade names and copyrights of Identiv and other companies, and are the property of their respective owners.

Agenda Transaction Summary Overview of Trackonomy and Growth Strategy Identiv IoT + Trackonomy Synergies INVE Go-forward Strategy Key Takeaways Presenters: Kirsten Newquist CEO of Identiv Dr. Erik Volkerink Co-Founder and CEO of Trackonomy

Transaction Summary Key Agreement Terms Signed agreement to sell Identiv’s IoT operating assets and contribute $25 million in cash. INVE to receive $50 million in Trackonomy Series C Preferred Stock* Go-Forward Strategy and Partnership INVE business to focus on acquiring compliance SaaS companies expected to benefit from Trackonomy’s physical AI solution through strategic partnership Capital Return INVE intends to return up to $40 million of capital through share repurchases, dividends, and/or other distributions. Value Creation Potential for INVE Stockholders INVE Equity Ownership in Trackonomy Go-forward Growth Strategy Return of Capital Opportunity *Based on a value of $20.07 per share

IDENTIV

Overview of Trackonomy: A Pioneer in Battery-powered Smart Labels and a Global Leader in Physical AI Solutions

TRACKONOMY

Trackonomy at a Glance

- Private company founded in 2017
- 600+ employees
- CEO & Co-Founder: Dr. Erik Volkerink
- Raised >$250M since founding
- FY 2025 revenue up 134% YoY to $65M; Q1 2026 up 49% YoY to $20M
- Holds 147 granted patents

- **Serves major global enterprises and an ecosystem of IOT companies** in logistics, airline, healthcare, manufacturing and government sectors
- Platform uses in-house and third-party hardware with its physical AI Sentient Platform, to bring **real-time orchestration** to physical goods and assets and **deliver operational intelligence**
- Monitors millions of package shipments daily and tracks **~15% of the world's air cargo containers**

Notable customers:

DELTA, Georgia-Pacific, KOCH, UPS

Backed by prominent VC firms and investors:

8VC, KLEINER PERKINS, KDT

© 2026 Identiv, Inc. All Rights Reserved 5

Trackonomy's Three Pillars Create Advantage

Vertical integration allows Trackonomy to empower the smart label ecosystem, leveraging know-how developed over almost a decade.

The Three Strategic Pillars


IN120
NanoBeacon

Semiconductors

Leveraging the September 2025 acquisition of InPlay, Inc. provides proprietary, ultra-low-power BLE chips optimized for tracking and sensing.



Labels & Tags

Combining Identiv's smart label business with Trackonomy's existing mfg capabilities provides cost efficient capacity for next generation smart labels and sensors.



Solutions

Integrating edge sensor data with the cloud-native Sentient Platform to deliver intelligent, end-to-end actionable physical AI intelligence.

Foundation, One-Stop Shop, Economies of Scale & Capabilities

Benefits

- **01** Stronger Support for Channel Partners
- **02** Faster Innovation & Differentiation
- **03** End-to-End Optimization
- **04** Lower Cost & Better Economics
- **05** Scalable Platform & Strategic Optionality

© 2026 Identiv, Inc. All Rights Reserved
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01 Intelligent Sensor Agents → Not Just Sensors Why Trackonomy Wins 02 Business Intelligence → Not Just Dashboards 03 Workflow Orchestration → Not Just Workflows 04 Edge Compute → Not Just Visibility

Identiv IoT + Trackonomy Creates Anticipated Synergies and Potential Long-Term Value for INVE Stockholders 1. Manufacturing & Scale Expand smart-label manufacturing capacity Identiv’s Thailand production facility increases capacity to support growing customer demand for BLE smart labels Additional synergies with combination of Trackonomy and Identiv manufacturing → Greater scale & supply flexibility 2. Product Expansion & Synergies Broaden product portfolio & addressable market Highly complementary offerings provides cross selling opportunities and expansion into new applications Accelerate next-generation smart-label development → More products, use cases & customers 3. G&A Efficiencies Leverage existing Trackonomy G&A infrastructure Eliminate G&A overlap across corporate functions Trackonomy benefits from the operating business without the public company costs → Immediate opportunity for cost benefits

Market Shift AI is rapidly automating compliance workflows (checklists, SOPs, audits, inspections) Workflow-centric SaaS companies are losing differentiation and pricing power Regulatory requirements continue to increase Regulators still require verifiable, auditable evidence of compliance Insurance, regulatory, and supply chain ESG mandates are driving this shift INVE 2.0 | The Opportunity AI Is Commoditizing Compliance Software - But Not Compliance Key Insight AI can automate compliance workflows, but it cannot independently verify physical-world reality. Investment Opportunity Acquire compliance SaaS companies under pressure from AI disruption and expand offerings with differentiated, sensor-verified compliance platforms using Trackonomy’s physical AI platform

INVE 2.0 Go-forward Strategy A New Platform for Next-Gen Compliance Powered by Physical AI Acquire established compliance SaaS businesses (under pressure from AI disruption) and enhance them with continuously generated, verifiable physical-world data through Trackonomy partnership. 1. ACQUIRE Recurring-rev SaaS companies • Target compliance, quality, traceability & regulatory software companies with strong customer base • Focus on highly regulated industries Target Sectors: Healthcare • Food Safety • Pharma • Quality • Environmental, Health, and Safety • Industrial 3. SCALE Build comprehensive solution • Create premium functionality and new recurring revenue streams • Extend model across multiple verticals Growth Levers: Cross-sell • Upsell • Expand customer relationships 2. ENHANCE Add Physical AI capabilities • Integrate Trackonomy sensors, smart labels, telemetry & real-time data* • Automate collection of objective operational evidence Key Telemetry: Temp • Location • Env. Conditions • Chain of Custody *Subject to definitive agreement

INVE 2.0 Acquisition & Value Creation Model

An acquisition platform building the next generation of compliance software by combining recurring-revenue SaaS with verifiable physical-world data powered by Trackonomy

Capital Allocation

$40–45M Expected Cash after $40M Return of Capital to Stockholders

Acquisition Capital (~$30M)

Fund initial acquisitions using a strategic mix of cash and structured equity consideration.

Corporate Expense (~$15M)

Covers opex, integration, and public-company costs over an estimated 3-year period.

Profile & Partnership

Target Acquisition Profile

Acquire established SaaS businesses with recurring revenue, strong customer relationships, and regulated end markets at attractive valuations.

Trackonomy Strategic Partnership*

Trackonomy provides critical physical AI infrastructure: sensors, smart labels, connectivity, telemetry, structured data, and AI-generated intelligence.

Value Creation Model

Repeatable Playbook

Acquire → Integrate → Differentiate → Upsell → Scale → Repeat

Strong Strategic Alignment with Trackonomy

Equity ownership, commercial partnership, and reciprocal board observer roles align incentives while preserving separate operations, governance, and ownership.

*Subject to definitive agreement

© 2026 Identiv, Inc. All Rights Reserved
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Key Takeaways In Summary This transaction transforms INVE into a focused, capital-efficient growth platform to pursue value-accretive SaaS acquisitions, while allowing stockholders to participate in Trackonomy's physical AI opportunity through INVE’s equity interest and benefit from a substantial return of capital. A strategic evolution focused on long-term value creation INVE is transitioning to a focused, asset-light SaaS and physical AI strategy while retaining exposure to Trackonomy. Stockholders retain potential upside from the IoT business INVE will receive $50M in Trackonomy preferred equity, providing continued participation in the potential growth of the combined company. A scalable platform for future growth INVE plans to pursue targeted SaaS acquisitions and integrate them with Trackonomy’s physical AI platform to drive growth and differentiation. Commitment to returning capital to stockholders INVE’s Board intends to return up to $40 million of capital to stockholders through share repurchases, dividends, and/or other distributions.

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